UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2008

AVANT IMMUNOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15006	13-3191702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

119 Fourth Avenue

Needham, Massachusetts 02494-2725

(Address of principal executive offices) (Zip Code)

(781) 433-0771

(Registrant’s telephone number, including area code)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.              Changes in Registrant’s Certifying Accountant

(a) On March 7, 2008, AVANT Immunotherapeutics, Inc. (the “Registrant”) completed the merger of Callisto Merger Corporation (“Merger Sub”), a wholly owned subsidiary of the Registrant with and into Celldex Therapeutics, Inc. (“Celldex”), a privately-held company (that transaction is referred to in this Current Report on Form 8-K as the “Merger”).  Pursuant to the terms of the Merger, shares of the Registrant’s common stock were issued to the shareholders of Celldex and Celldex became a wholly-owned subsidiary of the Registrant.  The Merger was accounted for using the purchase method of accounting and was treated as an acquisition by Celldex of the Registrant with Celldex being considered the accounting acquirer based on the application of criteria specified in Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combination, (“SFAS 141”), even though the Registrant was the issuer of common stock and the surviving legal entity in the transaction.  Because Celldex was determined to be the acquirer for accounting purposes, the historical financial statements of Celldex became the historical financial statements of the combined company as of the closing of the Merger.

Celldex’s financial statements for 2006 and 2007 were audited by Ernst & Young LLP (“E&Y”).  Since 1994, the Registrant’s financial statements were audited by PricewaterhouseCoopers (“PwC”).  As of March 7, 2008, the effective date of the Merger, the Audit Committee of the Registrant authorized PwC to continue as the Registrant’s independent accountants for 2008.  The Staff of the Securities and Exchange Commission takes the position that in a transaction such as the Merger, there is always a change of independent accountants (unless the same firm had served as the independent accountants of both the acquiring and the acquired companies).  Accordingly, the Registrant is providing the information in this Current Report on Form 8-K to report that when the Registrant’s Audit Committee authorized PwC continue as the Registrant’s independent accountants, as a technical matter that authorization resulted in E&Y being “dismissed” as Celldex’s independent accountants.

During the past two years, E&Y’s report on the financial statements of Celldex did not contain an adverse opinion or disclaimer of opinion, was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years preceding the “dismissal” of E&Y:

•                  There were no disagreements between Celldex or the Registrant and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

•                  None of the “reportable events” listed in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K promulgated by the Securities and Exchange Commission (“Item 304”) occurred, except as set forth below.

•                  Response to paragraph (a)(1)(v)(A) of Item 304 - On May 7, 2008, E&Y reported to the Registrant’s management and Audit Committee that it had noted the following material weaknesses in Celldex’s internal control over financial reporting: (i) during 2007, Celldex did not maintain an effective segregation of duties (specifically, certain authority and responsibility were not appropriately assigned and delegated to employees within the organization); and (ii) during 2007, Celldex did not maintain effective internal control over the financial statement closing process (specifically, Celldex did not maintain formal, written policies and procedures governing the financial close and reporting process to ensure an accurate and timely financial statement closing process).  The latter control deficiency resulted in misstatements to general and administrative expense, research and development expense and accrued liability accounts and related financial statement disclosures.  Management of the Registrant had already noted those material weaknesses as of March 31, 2008, and there was no disagreement with E&Y concerning these matters.  These material weaknesses were discussed with the Registrant’s Audit Committee.  The Registrant has authorized E&Y to respond fully to the inquiries of the successor accountant with respect to these matters, without limitations.

The Registrant has provided E&Y with a copy of the disclosures that the Registrant is making herein in response to Item 304 and requested that E&Y furnish to the Registrant a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant in response to Item 304 and, if not, stating the respects in which it does not agree.  The Registrant is filing the letter received from E&Y in response to that request as an exhibit to this Current Report on Form 8-K.

(b) As discussed above, when the Registrant’s Audit Committee authorized PwC to continue as the Registrant’s independent accountants, PwC became engaged as the Registrant’s independent registered public accounting firm as of March 7, 2008.  During the two most recent fiscal years and through March 7, 2008, Celldex had not consulted with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Celldex’s financial statements, and neither a written report was provided to Celldex nor oral advice was provided that PwC concluded was an important factor considered by Celldex in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.              Financial Statements and Exhibits

Exhibit	Description
16.1	Letter from Ernst & Young addressed to the Securities and Exchange
Commission, dated June 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANT IMMUNOTHERAPEUTICS, INC.

Date: June 9, 2008	By:	/s/ Avery W. Catlin
Avery W. Catlin
Title: Senior Vice President and
Chief Financial Officer